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                      SOLUTIA TO ACQUIRE VIANOVA,
                   LEADING EUROPEAN RESINS PRODUCER

     ST. LOUIS, MO, Nov. 11, 1999 -- Solutia Inc. (NYSE:SOI) announced that it has agreed to acquire Morgan Grenfell Private Equity Ltd.'s ownership of Vianova Resins of Mainz-Kastel, near Frankfurt, Germany. Vianova Resins, formerly owned by Hoechst AG, is a leading European producer of resins and additives for coatings and technical applications. The addition of Vianova will position Solutia as the clear leader in the worldwide market for coatings ingredients in the automotive, industrial and specialty sectors. The purchase price is about DM 1.2 billion (about $640 million), and initially the transaction will be financed with short-term debt. Excluding any potential restructuring charge, the acquisition is expected to be mildly dilutive in the first year, but accretive thereafter. The acquisition will immediately provide strong positive cash flow for Solutia.

     John Hunter, Solutia chief executive officer and president, explained, "The acquisition of Vianova Resins represents an important step in our strategy to improve the growth rates and profitability of Solutia's business portfolio, and to move us towards being a $5 billion enterprise in the next five years. Vianova is a technology leader which complements our current position in the performance coatings ingredients market by securing technologies that enhance our position in fast-growing segments such as waterborne and powder coating systems.

     "This acquisition more than doubles our sales in Europe, adding the kind of branded, market leading products, technologies, and technical customer service capabilities that are the hallmarks of Solutia's portfolio," Hunter said. "With the Vianova acquisition, Solutia is creating a product portfolio and geographic presence that will be unmatched by any other supplier to the performance coatings market."

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     The combined coatings ingredients platform will drive revenue growth of about five percent per year. New technologies in powder and waterborne products will grow even faster, at eight to ten percent annually.
     Solutia plans to combine its existing coatings performance materials business with Vianova. "This combination of businesses creates a unique new player in the market," said Bob Toth, vice president and general manager of Solutia's Resins businesses. "This gives us the ability to be a full service supplier to our coatings customers. Solutia will be the premier merchant supplier of resins and additives for the automotive, industrial and specialty coatings markets," Toth said.
     Solutia ultimately expects to achieve cost synergies of about
$20 million per year, which will enable the business to achieve a target of 15 percent operating margins. The cost synergies and revenue growth will contribute to this acquisition becoming clearly accretive in year two.
     The benefits for Vianova are also clear. "The reintegration of Vianova Resins into a successful and well acknowledged chemical corporation will provide Vianova Resins and its employees with an improved platform for all operations and launch of our high performance and environmentally advantageous products worldwide," stated Dr. Helmut Strametz, Vianova's president and CEO.
     Approximately 85 percent of Vianova's sales are in Europe with such well-known brands as Resydrol waterborne alkyd resins, Maprenal amino resins, Viacryl and Macrynal acrylic resins, Viaktin UV curing resins, Vialkyd alkyd resins, Beckopox epoxy resins and Alftalat and Synthacryl solid resins for powder coatings. Other branded products include Daotan polyurethane emulsions and Additol dispersing and rheology control additives. Vianova has subsidiaries in Austria, Belgium, Denmark, France, Germany, Greece, Italy, the Netherlands, Portugal, Spain, Turkey and the United Kingdom. It also has affiliates in Brazil, Canada, Korea, Thailand and the United States. Vianova employs approximately 1,650 people. Its 1998 sales totaled DM 940 million (about $500 million).
     Solutia's current coatings ingredients product line includes
Resimene amino crosslinkers for thermoset surface coatings; Modaflow flow and leveling agents; Santosol environmentally-friendly solvents;
and Butvar binding resins. To date, these Solutia products have been sold primarily in North America.


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     By combining the two product portfolios, Solutia will be able to offer customers a single source for a broad range of coating resins technologies. "We are eager not only to market our Solutia brands in Europe, but more importantly to introduce Vianova's well known European brands to the U.S. In addition, the combined product portfolio will give coating resins customers in Asia and South America access to superior products supplied from regional manufacturing facilities, as well as formulation technology from regional technical centers of excellence," Toth added.
     The acquisition is expected to be completed later this year and is subject to EU Merger Control Clearance as well as reaching agreement with certain minority shareholders on the purchase of their shares.
     Solutia (1998 sales of approximately $2.8 billion) serves customers in the construction, automotive, industrial products and home furnishings markets. It operates plants in North America, Europe, South America and Asia. Solutia was advised in this transaction by Chase Manhattan plc.
     This press release contains forward-looking statements, including statements regarding the effect the acquisition of Vianova Resins is expected to have on the sales, earnings, growth rate, and profitability of Solutia. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated include the following possibilities: greater than expected costs or difficulties in integrating the business, world economic conditions, competitive pressures, and raw material pricing, and other factors identified in Solutia's Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 1999.
     For more information, Vianova's website is www.vianova-resins.com, or visit the Solutia website at www.solutia.com where there will be a link provided to the Vianova website.

                             -o0o-

Note to Editors: Resimene, Modaflow, Santosol, and Butvar are registered trademarks of Solutia Inc. Resydrol, Maprenal, Viacryl, Macrynal, Vialkyd, Viaktin, Beckopox, Additol, Alftalat, Daotan, and Synthacryl are registered trademarks of Vianova Resins GmbH and Co. KG.



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                 FACT SHEET:  SOLUTIA TO ACQUIRE VIANOVA RESINS
      "The acquisition of Vianova Resins        MANUFACTURING LOCATIONS
represents an important step in our                   Germany
strategy to improve the growth rates and                    Fechenheim, Hamburg,
profitability of our business portfolio.                    Wiesbaden
The addition of Vianova to Solutia's                  Austria
portfolio will:                                             Werndorf
--    Make Solutia the clear leader in                Italy
      performance coatings ingredients for                  Romano d'Ezzelino
      the automotive, industrial and                  France
      specialty sectors.                                    Dijon
--    Make Solutia a global supplier to               Spain
      the coatings industry, able to                        La Llagosta
      leverage Vianova's product line in              Denmark
      North America, expand Solutia's                       S'borg
      product positions in Europe, and                Brazil
      develop the emerging markets in Asia                  Suzano
      and Latin America;                              Thailand
--    Create a coatings ingredients                         Rayong
      platform which can drive revenue          OFFICE LOCATIONS
      growth rates 5%, with higher growth             Germany
      rates of 8-10% in new waterborne and                  Mainz-Kastel
      powder technologies;                            Italy
--    Ultimately provide cost synergies of                  Milan
      some $20M which will enable our                 Belgium
      target of at least 15% operating                      Brussels
      margins and contribute to this                  the Netherlands
      acquisition becoming clearly                          Amsterdam
      accretive in year two; and                      United Kingdom
--    More than double Solutia's sales in                   Hounslow
      Europe, adding branded, market                  United States
      leading technologies and strong                       Charlotte, NC
      technical service capabilities that             Brazil
      are hallmarks of Solutia's portfolio."                Sao Paulo
Solutia CEO and President John Hunter.                Thailand
                                                            Bangkok
      "The reintegration of Vianova Resins            Korea
into a successful and well acknowledged                     Seoul
chemical corporation will provide Vianova
Resins and its employees with an improved       1998 SALES: DM940 million ($500M)
platform for all operations and the launch
of our high performance and environmentally     EMPLOYEES: 1650
advantageous products worldwide."
Helmut Strametz, Vianova's president and CEO.   BRANDED PRODUCTS: Resydrol waterborne
                                                alkyd resins; Maprenal amino resins;
                                                Viacryl and Macrynal acrylic resins;
                                                Viaktin UV curing resins; Vialkyd alkyd
                                                resins; Beckopox epoxy resins; Alfalat
                                                and Synthacryl solid resins for powder
                                                coatings; Daotan polyurethane
                                                emulsions; and Additol dispersing
                                                and rheology control additives.

                                                WEBSITE: www.vianova-resins.de


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